Nordson Corporation Announces Agreement to Acquire Advanced Technologies Business of Vention Medical

Highly complementary business adds significant scale and enhances strategic capabilities of existing Nordson MEDICAL platform

Establishes Nordson as a leading supplier in rapidly growing minimally invasive interventional delivery device and component market

Strengthens existing and expands Nordson relationships with multiple blue chip medical technology OEM customers

Enhances Nordson top and bottom line growth rates and is accretive to GAAP earnings per share in fiscal year 2017

Westlake, Ohio, USA – February 20, 2017 — Nordson Corporation (Nasdaq: NDSN) announced today that it has entered into a definitive agreement to acquire Vention Medical’s Advanced Technologies (Vention AT) business, a leading designer, developer and manufacturer of minimally invasive interventional delivery devices, catheters and advanced components for the global medical technology market, for $705 million in an all cash transaction. Headquartered in Salem, New Hampshire, Vention AT reported sales of $150 million and EBITDA of $48 million for the trailing twelve months ended January 31, 2017. The transaction will be financed through cash and debt.

“We are extremely pleased to add a high quality, differentiated market leader in minimally invasive delivery devices and components to Nordson’s existing medical platform,” said Michael F. Hilton, Nordson President and Chief Executive Officer. “This acquisition aligns with the medical growth strategy we have consistently articulated, brings significant scale to what is already one of Nordson’s fastest growing businesses, and enhances strategically important capabilities including design and development, extrusion, complex medical tubing and balloon manufacturing, nitinol forming and other specialty material expertise. We see Vention AT as an ideal complement to our current offering of single-use fluid management components, biomaterial delivery devices, and high end cannula and tubing, and we are excited to bring our combined capabilities to the many leading medical OEM customers we share.” Vention AT employs approximately 775 people and will operate as part of Nordson’s Advanced Technology Systems segment.

Benefits of the Transaction

Adds scale in attractive and rapidly growing end markets: Offers leadership position in minimally invasive interventional delivery end markets that are growing at a high single digit rate.

Enhances strategic manufacturing and product capabilities: Adds design, development, prototyping and regulatory expertise; high end tubing, catheter and balloon manufacturing expertise; material expertise.

Expands product portfolio: Offers more than 20,000 SKUs to more than 1,500 customers with a significant portion of single use consumables that generate a steady stream of recurring revenue. Highly complementary to Nordson’s current offering of single-use fluid management components, biomaterial delivery devices, and high end cannula and tubing.

Expands applications and end markets served: Brings expertise in coronary/peripheral vascular, minimally invasive, structural heart, electrophysiology, urology, kyphoplasty and several other high growth therapeutic areas.

Delivers attractive financial benefits: Expected to accelerate Nordson top and bottom line growth and be accretive to EBITDA margins. Nordson expects $0.05 to $0.10 accretion to EPS in fiscal year 2017, including estimated purchase accounting charges.

Provides customer synergies: Deepens and expands Nordson’s exposure to large OEM’s and emerging innovators. Selected cross-selling opportunities.

Provides presence in key medical regions: Footprint in Minneapolis, Ireland and Israel, among others.

Aligns with articulated acquisition strategy: Follows other successful Nordson acquisitions in the medical space including Value Plastics, Micromedics, LinkTech Quick Couplings and Avalon Catheters.

Further balances Nordson’s Advanced Technology Systems segment around less cyclical end markets.

Transaction Details and Advisors
Vention Medical is a portfolio company of KRG Capital Partners. Vention Medical consists of the Advanced Technologies (Vention AT) business and a separate Device Manufacturing Services (Vention DMS) business, a contract manufacturing operation not core to Nordson’s strategic direction. Nordson’s acquisition of Vention AT is expected to close during Nordson’s second fiscal quarter, pending customary regulatory clearances.

As is customary in transactions of this nature, certain information regarding Vention AT is subject to restrictions on disclosure until closing. Following the close of the transaction, additional financial information, including audited financial statements, will be provided by Nordson in its filings with the Securities and Exchange Commission.

Morgan Stanley & Co. LLC is serving as financial advisor to Nordson, and Jones Day is serving as a legal advisor.

Conference Call and Webcast for Investors
Nordson management will provide additional background on the Vention AT transaction and other recent fiscal year 2017 acquisitions at 8:30 am eastern on Tuesday, February 21 as part of the company’s previously scheduled first quarter results conference call and webcast. The conference call may be accessed by dialing US/Canada Toll-Free (877) 303-1593 or (973) 935-8149. Participants will need to specify Conference ID # 64914948. A webcast of the call may be accessed via Nordson’s website at www.nordson.com/investors.

A slide deck with additional information on Vention AT and other recent fiscal 2017 acquisitions is also available at www.nordson.com/investors.

About Nordson
Nordson Corporation engineers, manufactures and markets differentiated products and systems used to dispense, apply and control adhesives, coatings, polymers, sealants, biomaterials, and other fluids, to test and inspect for quality, and to treat and cure surfaces. These products are supported by application expertise and direct global sales and service. Nordson serves a wide variety of consumer non-durable, durable and technology end markets including packaging, nonwovens, electronics, medical, appliances, energy, transportation, construction, and general product assembly and finishing. Founded in 1954 and headquartered in Westlake, Ohio, the company has operations and support offices in nearly 40 countries. Visit Nordson on the web at www.nordson.com, www.twitter.com/Nordson—Corp or www.facebook.com/nordson.

Forward Looking Statements
This press release may contain “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by word such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “projects,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies of, and anticipated events or trends and similar expressions related to, newly acquired businesses to be integrated and contribute to future growth and profit expectations. While forward-looking statements reflect our good faith beliefs, assumptions and expectations, they are not guarantees of future performance, and are subject in the future to unforeseen uncertainties and risks that could cause actual results to differ materially from those contained in any forward-looking statement.

Such risks and uncertainties include the occurrence of any event, change or other circumstances that could delay the closing of the proposed transaction; the possibility of non-consummation of the proposed transaction and termination of the merger agreement; the failure to obtain Vention Medical shareholder approval of the proposed transaction or to satisfy any of the other conditions in the merger agreement; the possibility that a governmental entity may prohibit, delay or refuse to grant a necessary regulatory approval in connection with the proposed transaction; the risk that stockholder litigation in connection with the proposed transaction may affect the timing or occurrence of the proposed transaction or result in significant costs of defense, indemnification and liability; adverse effect on our common stock because of the failure to complete the proposed transaction; Vention ATs or our respective businesses experiencing disruptions due to transaction-related uncertainty or other factors making it more difficult to maintain relationships with employees, business partners or governmental entities; the risk that Vention Medical incurs liabilities related to the sale of the DMS business; significant transaction costs related to the proposed transaction; our ability to integrate our acquisitions and realize expected synergies; and other important risks and uncertainties described under “Risk Factors” in Item 1A of our annual report on Form 10K and any updates to those factors set forth in our subsequent quarterly reports on Form 10-Q or current reports on Form 8-K. We make these statements as of the date of this disclosure, and undertake no obligation to update them unless otherwise required by law.

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